Exhibit 2.1

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 2 TO  BUSINESS COMBINATION AGREEMENT (this “Amendment No. 2”) is made and entered into as of August 10, 2024 by and among Focus Impact Acquisition Corp., a Delaware corporation (the “SPAC”), Focus Impact Amalco Sub Ltd., a company existing under the Laws of the Province of British Columbia (“Amalco Sub”), and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (the “Company” and, together with the SPAC and Amalco Sub, collectively, the “Parties” and each, individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of September 12, 2023 (as amended by that certain Amendment No. 1 to Business Combination Agreement, dated as of May 1, 2024, by and among the Parties (“Amendment No. 1”), and such Business Combination Agreement, as may be amended and modified from time to time, including by this Amendment No. 2, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below;

WHEREAS, Section 11.8 of the Agreement provides that the Agreement may be amended in whole or in part, by an agreement in writing executed by each of the SPAC and the Company prior to Closing; and

WHEREAS, each of the SPAC Board, the Company Board and the board of directors of Amalco Sub has approved the execution and delivery of this Amendment No. 2.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment No. 2, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.          Amendment to Section 9.1(b)(iv). Section 9.1(b)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“(iv)          the Effective Time does not occur on or prior to October 31, 2024 (the “Outside Date”); provided, that a Party may not terminate this Agreement pursuant to this Section 9.1(b)(iv) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; or”.

2.          No Further Amendment. The Parties agree that, except as provided herein, all other provisions of the Agreement shall, subject to the amendments set forth in Section 1 of this Amendment No. 2, continue unmodified, in full force and effect and constitute legal and binding obligations of all Parties in accordance with its terms. This Amendment No. 2 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment No. 2 forms an integral and inseparable part of the Agreement.

3.          References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Agreement shall refer to the Agreement as amended by Amendment No. 1 and this Amendment No. 2. Notwithstanding the foregoing, references to the date of the Agreement (as amended hereby) and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to September 12, 2023.

4.          Effect of Amendment. This Amendment No.2 shall form a part of the Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment No. 2 by the Parties, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment No. 2 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 2 by the Parties.

5.          Other Miscellaneous Terms. Sections 11.1 through 11.13 of the Agreement shall apply mutatis mutandis to this Amendment No. 2, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be duly executed and delivered as of the date first written above.

FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

FOCUS IMPACT AMALCO SUB LTD.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

DEVVSTREAM HOLDINGS INC.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Business Combination Agreement]